UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 29, 2010

RUBICON FINANCIAL INCORPORATED
 (Exact name of registrant as specified in its charter)

Delaware	000-29315	13-3349556
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18872 MacArthur Boulevard, First Floor Irvine, California	92612
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 798-7220

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

Dismissal of Grant Bettingen Cross Complaint

On July 29, 2010, the Registrant’s demurrer to the second amended cross-complaint filed by M. Grant Bettingen and Christi Bettingen, individually and as co-trustees of the 1999 Bettingen Trust U/D/T October 8, 1999 (collectively, the “Bettingens”) was sustained without leave to amend. The Court’s tentative ruling, which was sustained by the judge as his final ruling, was as follows:

RUBICON FINANCIAL, INC. V. BETTINGEN, ET AL.

Demurrer by Rubicon Financial, Inc., et al. to Second Amended Cross-complaint of Bettigen et al.:

The demurrer is sustained without leave to amend.

The cross-complainants have had an adequate opportunity to correct the problems of pleading a viable cross-complaint, however, the subject pleading still fails to state facts sufficient to constitute a cause of action. There are no significant changes in the present version of the cross-complaint as compared to its prior iterations.

Within 5 court days of the hearing, the moving parties are hereby ordered to prepare, file and serve the proposed order sustaining the demurrer without leave to amend, and shall give notice of ruling.

The Court’s ruling effectively dismissed the Bettingens second amended cross-complaint and the causes of action resulting therefrom. The Registrant is awaiting the final signed order from the court, which is anticipated to be returned in late August of 2010.

The Registrant is continuing to aggressively pursue the July 2009 lawsuit against Grant Bettingen and Grant Bettingen, as Trustee of the 1999 Bettingen Trust U/D/T October 8, 1999 in the Superior Court of the State of California, for the County of Orange – Central Justice Center (Case Number 30-2009-00124138-CU-BC-CJC) seeking damages for:

1.	Breach of Contract;

2.	Fraud;

3.	Declaratory Relief;

4.	Breach of Covenant of Good Faith and Fair Dealing; and

5.	Unjust Enrichment.

These claims arise from the June 2008 merger between the Registrant and Grant Bettingen, Inc. (now known as Newport Coast Securities, Inc.). This case is in the complex litigation court and is still in the discovery stage.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rubicon Financial Incorporated

Date: August 11, 2010	By:	/s/ Joseph Mangiapane, Jr.
Joseph Mangiapane, Jr.
Chief Executive Officer